SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14 a-11(c) or ss. 240.14a-12

                                STORAGE USA, INC.
                (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1)    Title of each class of securities to which transaction applies:

              .................................................................
       (2)    Aggregate number of securities to which transaction applies:

              .................................................................
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee was calculated and state how it was determined):

              .................................................................
       (4)    Proposed maximum aggregate value of transaction:

              .................................................................
       (5)    Total fee paid:

              .................................................................
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)    Amount Previously Paid:
            .......................................
     (2)    Form, Schedule or Registration Statement No.:
            .......................................
     (3)    Filing Party:
            .......................................
     (4)    Date Filed:
            .........................................

                                STORAGE USA LOGO





                                                                   April 6, 1998

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Storage USA, Inc. (the "Company") to be held on May 6, 1998, at 10:00 a.m. local time, at 165 Madison Avenue, Memphis, Tennessee 38103. The meeting will be held in the auditorium on the lower-level. The business to be conducted at the meeting is set forth in the formal notice that follows. There will also be a report on the Company's business, and shareholders will have an opportunity to ask questions.

         The Company relies upon all shareholders to execute and return their proxies in order to avoid costly proxy solicitation. Therefore, in order to save your Company the unnecessary expense of further proxy solicitation, I ask that you promptly sign and return the enclosed proxy card in the envelope provided. If you attend the annual meeting, you may withdraw your proxy at the meeting and vote your shares in person.

         I look forward to seeing you at the Annual Meeting.

                                  Sincerely,

                                  /s/ Dean Jernigan

                                  Dean Jernigan
                                  Chairman of the Board,
                                    Chief Executive Officer and
                                    President

                                STORAGE USA, INC.
                               165 Madison Avenue
                                   Suite 1300
                            Memphis, Tennessee 38103
                                 (901) 252-2000

                             ----------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held On May 6, 1998
                             ----------------------

         NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders (the "Annual Meeting") of Storage USA, Inc., a Tennessee corporation (the "Company"), will be held on May 6, 1998, at 10:00 a.m. local time, at 165 Madison Avenue, Memphis, Tennessee 38103, in the lower-level auditorium, for the following purposes:

              1.     To elect nine directors (Proposal 1);

              2. To approve an amendment to the Company's 1993 Omnibus Stock Plan (Proposal 2);

              3. To ratify the selection of the auditors for the fiscal year ending December 31, 1998 (Proposal 3); and

              4. To transact such other business as may properly come before the meeting and any adjournments thereof.

         Pursuant to the Amended and Restated Bylaws of the Company, the Company's Board of Directors has fixed the close of business on April 2, 1998, as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting. Therefore, only record holders of Company Common Stock at the close of business on that date are entitled to notice of and to vote shares held on the record date at the Annual Meeting and any adjournments thereof.

         We urge you to review carefully the enclosed materials. Your vote is important. All shareholders are urged to attend the meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please indicate your vote, sign, date and return each proxy card so that all of your shares will be represented at the Annual Meeting.

                                By Order of the Board of Directors



                                Christopher P. Marr
                                Secretary

Memphis, Tennessee
April 6, 1998


IT IS IMPORTANT THAT ALL PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE INDICATE YOUR VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED, INCLUDING BY VOTING AT THE MEETING.

                                STORAGE USA, INC.
                               165 Madison Avenue
                                   Suite 1300
                            Memphis, Tennessee 38103
                                 (901) 252-2000

                             ----------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   May 6, 1998

                             ----------------------
General
         The enclosed proxy is solicited by the Board of Directors of Storage USA, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on May 6, 1998, at 10:00 a.m. local time, 165 Madison Avenue, Memphis, Tennessee 38103. The meeting will be held in the auditorium on the lower-level (the "Annual Meeting"). The proxy may be revoked at any time prior to voting thereof by notifying the persons named therein of intention to revoke or by conduct inconsistent with continued effectiveness of the proxy, such as delivery of a later dated proxy or appearance at the meeting and voting in person the shares to which the proxy relates. Shares represented by executed proxies will be voted, unless a different specification is made therein, FOR election of nine directors, FOR the proposed amendment to the Company's 1993 Omnibus Stock Plan, and FOR the ratification of the selection of auditors for the fiscal year ending December 31, 1998. If necessary, and unless the shares represented by the proxy were voted against the applicable proposal therein, the proxy holder also may vote in favor of a proposal to adjourn the Annual Meeting to permit further solicitation of proxies in order to obtain sufficient votes to approve any of the matters being considered at the Annual Meeting. The Company knows of no business other than that set forth above to be transacted at the meeting or any adjournment thereof, but if other matters requiring a vote do arise, it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

         This proxy statement and the enclosed proxy were mailed on April 6, 1998 to shareholders of record at the close of business on April 2, 1998 (the "Record Date"). The Company has mailed each shareholder of record as of the Record Date an Annual Report that includes audited financial statements for the period ended December 31, 1997.

         At the close of business on the Record Date, the Company had 27,680,428 shares outstanding and entitled to vote. Each share has one vote on all matters including those to be acted upon at the Annual Meeting. A majority of votes entitled to be cast on matters to be considered at the meeting will constitute a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present. If a quorum is present, the affirmative vote of a plurality of the shares voting at the Annual Meeting is required to elect directors. The affirmative vote of a majority of the outstanding shares entitled to vote thereon is required for approval of the proposed amendment to the Company's 1993 Omnibus Stock Plan. The affirmative vote of a majority of the votes cast is required to approve the ratification of the selection of auditors.

         Shareholders who wish to abstain from voting on any matter to be voted on at the Annual Meeting may do so by specifying that their vote on such matter be withheld in the manner provided in the enclosed proxy. Abstentions with respect to the proposal to approve the amendment to the Company's 1993 Omnibus Stock Plan will be treated as shares present and entitled to vote on that proposal. Consequently, abstentions will be equivalent to a negative vote on that proposal. Abstentions will not be included in determining the number of votes cast for selection of auditors.

         Under New York Stock Exchange Rules, Broker Shares with respect to which the broker has not received customer instructions as to voting on Proposal 2 will not be voted by the broker ("Broker Non-Votes"). Because Proposal 2 requires the affirmative vote of a majority of outstanding shares entitled to vote, a Broker Non-Vote will be equivalent to a negative vote on that Proposal. If your shares are held in the name of your broker, you must mark, execute and return your proxy card to avoid a Broker Non-Vote with respect to your shares on Proposal 2.

                  The Company will comply with instructions in a proxy executed with respect to Broker Shares that less than all of such shares are to be voted on a particular matter. The mailing address of the Company is 165 Madison Avenue, Suite 1300, Memphis, Tennessee 38103. Notices of revocation of proxies should be sent to that address.

                        PROPOSAL TO ELECT NINE DIRECTORS
                                  (Proposal 1)

Election of Directors

         At the Annual Meeting, nine directors are to be elected, each to hold office until the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, except in the event of death, resignation or removal. Unless otherwise specified, proxies solicited hereby will be voted FOR election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would render any nominee named herein unavailable. All of the nominees are now members of the Board of Directors and, except for Messrs. Blankenship and Graf, were elected at prior Annual Meetings of Shareholders. Messrs. Blankenship and Graf were elected to fill the vacancies in the Board created when Mr. Marshall Peck resigned from the Board and Mr. Dennis A. Reeve resigned from the Board to accept a position as Chief Financial Officer of the Company.

                                                                  Present Principal Occupation or
       Name                         Age                     Employment and Five-Year Employment History
       ----                         ---                     -------------------------------------------
Dean Jernigan                       52               Chairman of the Board and Director since 1985.  Mr.  Jernigan has been the Chief  Executive  Officer of the Company  since its  inception  in
                                                     1985.

John P. McCann(1)(2)                52               Director since March 23, 1994.  Mr. McCann has,  since 1978,  been the
                                                     President,  Chief Executive  Officer and a Director of United Dominion
                                                     Realty Trust and Lawyers Title Corporation, Richmond, Virginia.

C. Ronald Blankenship(2)            47               Director  since  November  5, 1997.  Chairman  and  Trustee of Pacific
                                                     Retail Trust and  Managing  Director of Security  Capital  Group since
                                                     March  1991.  From  June  1988 to  March  1991,  Mr.  Blankenship  was
                                                     Regional Partner,  Trammell Crow Residential,  Chicago,  Illinois. Mr.
                                                     Blankenship  is also a  Director  of  Security  Capital  Atlantic  and
                                                     Homestead Village.

William D. Sanders (3)              56               Director since  November 6, 1996,  Mr.  Sanders has, since 1990,  been
                                                     Chairman of the Board and Chief Executive  Officer of Security Capital
                                                     Group.  Mr.  Sanders  is also a  Director  of R. R.  Donnelley  & Sons
                                                     Company, Carr America Realty Corp. and Security Capital U.S. Realty.

Caroline S. McBride (4)             44               Director  since May 7, 1997.  Managing  Director of  Security  Capital
                                                     Investment  Research  Incorporated  since June 1996. From January 1995 to  June  1996,  Ms.  McBride  was  the  director  of  private  market investments  for the IBM  Retirement  Fund  and from  January  1992 to
                                                     January  1995,  she was also the  director of real estate  investments for such fund.  Prior to joining the IBM Retirement  Fund in 1992, Ms.
                                                     McBride was director of finance,  investments and asset management for
                                                     IBM's  corporate  real estate  division.  Ms. McBride is a Director of
                                                     CarrAmerica Realty Corp.

Harry J. Thie(1)(2)(4)             55                Director  since  March  23,  1994.  Senior  researcher  with  the RAND
                                                     Corporation,   a  non-profit  research  institute  since  1991.  Prior
                                                     thereto,  from 1987 to 1991,  he was  Senior  Manager in the Office of the Assistant Secretary of the Army for Manpower and Reserve Affairs.


                                                             2

                                                                  Present Principal Occupation or
       Name                        Age                      Employment and Five-Year Employment History
       ----                        ---                      -------------------------------------------

Mark Jorgensen(1)(3)               57                Director since January 25, 1995. Mr.  Jorgensen serves as a real estate consultant  to the pension  fund  industry.  From 1992 until 1994,  Mr.
                                                     Jorgensen was the managing director of the Prudential's PRISA, PRISA II and PRISA III real estate portfolios, and prior thereto he was a Senior
                                                     Investment  Officer  -  Real  Estate  for  California  State  Teachers'
                                                     Retirement System.

Howard P. Colhoun(1)(3)(4)          62               Director since March 23, 1994.  Mr.  Colhoun has been General  Partner
                                                     of  Emerging  Growth   Partners,   Baltimore,   Maryland,   a  venture
                                                     capital/small  public company  investment  partnership since 1982. Mr.
                                                     Colhoun is Trustee of Harbor Fund, a family of nine mutual funds.

Alan B. Graf, Jr.(1)(2)(4)          45               Director  since  August 6,  1997.  Mr.  Graf has been  Executive  Vice
                                                     President  &  Chief  Financial  Officer  of FDX  Corporation  and  its
                                                     predecessor  Federal  Express  since 1996 and Senior Vice  President &
                                                     Chief  Financial  Officer  since  1991.  Mr.  Graf  is a  director  of
                                                     Kimball  International,  Inc.  and a  member  of the  Dean's  Advisory
                                                     Council at Indiana University School of Business.
------------------

(1) Independent Director
(2) Member of the Compensation Committee
(3) Member of the Corporate Governance Committee
(4) Member of the Audit Committee

         Regular meetings of the Board are held quarterly. The Board had one additional special meeting during 1997. During 1997, the Audit, Compensation, and Corporate Governance Committees each held 3 meetings. All of the directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board during the period in which they served in 1997.

Ms. McBride and Messrs. Blankenship and Sanders have been nominated for election as directors by Security Capital U.S. Realty ("SC-USREALTY") pursuant to the terms of the Strategic Alliance Agreement, dated March 19, 1996, among the Company, SUSA Partnership, L.P., Security Capital Holdings S.A. and SC-USREALTY, as amended. The Strategic Alliance Agreement generally provides that SC-REALTY may nominate a number of directors proportionate to its ownership of the Company's Common Stock, but not fewer than two, for so long as it owns at least 20% of the Company's Common Stock.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1.

Beneficial Ownership of Company Common Stock

         The following table sets forth information regarding the beneficial ownership of shares of Company Common Stock outstanding as of the Record Date, by (i) each person or group known to the Company who owns more than 5% of the outstanding shares of Company Common Stock, and (ii) each of the Directors, the Chief Executive Officer and the other four most highly compensated executive officers of the Company. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares represents the number of shares of Company Common Stock the person holds, including shares that may be issued upon the exercise of options that are exercisable within 60 days of the Record Date.

                                                           Shares              Percent of
                                                            Held                  Class
                                                            ----                  -----
Security Capital U.S. Realty..................          11,620,654                42.0%
Security Capital Holdings S.A.
      69, route d'Esch
      L-1470 Luxembourg
Dean Jernigan.................................          606,973(1)                 2.2%
Morris Kriger.................................           65,206(2)                 (11)
Jesse Morgan..................................           83,100(3)                 (11)
Douglas Chamberlain...........................           70,000(3)                 (11)
Karl Haas.....................................           53,400(4)                 (11)
Caroline S. McBride...........................            2,382(5)                 (11)
Howard P. Colhoun*............................            7,649(6)                 (11)
John P. McCann*...............................           11,911(6)                 (11)
Harry J. Thie*................................            9,727(6)                 (11)
Mark Jorgensen*...............................           11,024(7)                 (11)
William D. Sanders............................            2,104(8)                 (11)
Alan B. Graf, Jr.*............................            3,317(9)                 (11)
C. Ronald Blankenship.........................            1,202(9)                 (11)
All Directors and Executive Officers
as a Group (27 persons).......................       1,205,627(10)                 4.4%
      165 Madison Avenue
      Suite 1300
      Memphis, Tennessee  38103
-------------------------

* Independent Director

(1) Includes 120,000 shares of Company Common Stock subject to immediately exercisable options and 5,438 shares owned by Mr. Jernigan's children.
(2) Includes 46,000 shares of Company Common Stock subject to immediately exercisable options.
(3) Includes 50,000 shares of Company Common Stock subject to immediately exercisable options.
(4) Includes 40,000 shares of Company Common Stock subject to immediately exercisable options.
(5) Includes 2,000 shares of Company Common Stock subject to immediately exercisable options.
(6) Includes 4,318 shares of Company Common Stock subject to immediately exercisable options.
(7) Includes 3,376 shares of Company Common Stock subject to immediately exercisable options.
(8) Includes 1,722 shares of Company Common Stock subject to immediately exercisable options.
(9) Includes 1,000 shares of Company Common Stock subject to immediately exercisable options.
(10) Includes 423,447 shares of Company Common Stock subject to immediately exercisable options.
(11) Less than 1%.

      The Strategic Alliance Agreement generally provides that SC-USREALTY is required to vote its shares of Common Stock in accordance with the recommendation of the Company's Board of Directors or proportionally in accordance with the vote of the other holders of the Common Stock, except with respect to the election of its nominees to the Company's Board (as to which SC-USREALTY can vote its shares in its sole discretion) and with respect to any amendment to the Company's Charter or Bylaws that would reasonably be expected to materially adversely affect SC-USREALTY and certain extraordinary matters. Consequently, SC-USREALTY must vote its shares at the annual meeting for the Board of Directors' nominees (other than SC-USREALTY's representatives) or vote proportionally for such nominees in accordance with the vote of the other shareholders.

Committees of the Board of Directors

         Audit Committee

         The Audit Committee consists of four non-employee Directors. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. Messrs. Graf, Thie, Colhoun, and Ms. McBride current serve on the Audit Committee with Mr. Graf serving as Chairman.

         Compensation Committee

         The Compensation Committee consists of three non-employee Directors. The Compensation Committee determines compensation for the Company's Chief Executive Officer and President, reviews and approves the compensation of the other executive officers and administers the 1993 Omnibus Stock Plan and 1995 Employee Stock Purchase and Loan Plan. Messrs. Thie, Graf, McCaan and Blankenship currently serve on the Compensation Committee, with Mr. Thie serving as Chairman.

         Governance Committee

         In December 1996, the Board of Directors created a Governance committee comprised of Messrs. Jorgensen, Colhoun and Sanders, with Mr. Jorgensen serving as Chairman. The committee evaluates the Company's corporate governance policies and procedures and monitors related matters of current concern to investors and the Board of Directors.


Compensation of Directors

         The Company pays each non-employee Director an annual fee of $14,000, paid in Company Common Stock under the 1993 Omnibus Stock Plan, plus $1,000 cash per Board meeting attended, $750 cash per committee meeting attended, and $350 cash for teleconference meetings attended. Directors who are employees of the Company are not paid any directors' fees, either in stock or in cash. In addition, the Company reimburses directors for expenses incurred in connection with their activities on behalf of the Company.

         Each non-employee Director of the Company, who is serving on the date of the last regularly scheduled quarterly meeting, receives a grant of options under the Omnibus Stock Plan to purchase 1,000 shares of Company Common Stock at a price equal to fair market value per share on the date of such meeting.

Executive Compensation

         The following table sets forth information concerning the annual compensation for services in all capacities to the Company and its subsidiaries for the period from March 16, 1994, the date the Company became subject to the Securities Exchange Act of 1934, as amended, through December 31, 1997, of those persons who were, at December 31, 1997, (i) the Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company (hereinafter, the "Named Officers") whose annual salary exceeds $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                      Annual Compensation             Compensation
                                             ------------------------------------     ------------
                                                                                         Awards
                                                                          Other          ------
                                                                          Annual       Securities
                                                                          Compen-      Underlying              All Other(2)
Name and Principal Position       Year       Salary(1)        Bonus       sation       Options(#)              Compensation
---------------------------       ----       ---------        -----       ------       ----------              -------------
Dean Jernigan                     1997       $328,681       $197,209      $  -            75,000                 $11,476
Chairman of the Board and         1996        279,231        174,519         -                 -                  15,084
Chief Executive Officer           1995        218,539         97,875         -                 -                  10,204

Karl Haas                         1997        162,187         64,875         -            25,000                   5,738
Executive Vice President,         1996        149,841         59,936         -            15,000                   7,483
Management                        1995        124,898         37,616         -                 -                   4,934

Morris Kriger                     1997        181,803         72,721         -            20,000                   6,231
Executive Vice President,         1996        159,202         63,681         -            55,000                   3,711
Acquisitions

Jesse Morgan                      1997        156,686         62,674         -                 -                   5,135
Executive Vice President,         1996        136,895         54,758         -            55,000                   2,519
Development

Douglas Chamberlain               1997        138,050         55,220         -            15,000                   5,184
Executive Vice President,         1996        133,013         53,205         -             7,500                   7,078
Construction                      1995        116,727         35,616         -                 -                   4,674
----------------------

(1) Messrs. Kriger and Morgan were employed by the Company commencing February 19, 1996.
(2) Represents contributions to the Company's 401k plan for each of the Named Officers.

Stock Options

         The following table provides information concerning the grants of options during 1997 under the 1993 Omnibus Stock Plan.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                     Potential Realizable Value At
                                           Percent of                                Assumed Annual Rates of Stock
                         Number of       Total Options/                              Price Appreciation for Option
                        Securities        SARs Granted                                           Term
                        Underlying        to Employees     Exercise of
                        Option/SARs         In Fiscal      Base Price       Expiration
Name                    Granted (#)           Year           ($/Sh)            Date          5% ($)          10% ($)
----                    -----------      ------------    -------------      ----------       ------          -------
Dean Jernigan             75,000               9.8%        $38.875         12/12/2007      $1,833,621     $4,646,755

Karl Haas                 25,000               3.3%         38.875         12/12/2007         611,207       1,548,918

Morris Kriger             20,000               2.6%         38.875         12/12/2007         488,965       1,239,135

Jesse Morgan                   -                 -               -                  -               -               -

Douglas Chamberlain       15,000               2.0%         38.875         12/12/2007         366,724         929,351

         The following  table  provides  information  on the value of each Named
Officer's unexercised options at December 31, 1997.


                       AGGREGATED OPTION EXERCISES IN 1997
                        AND FISCAL YEAR-END OPTION VALUES

                                                           Number of Unexercised               Value of
                   Shares Acquired                        Options at Year End(#)       Options at Year-End($)(1)
Name                on Exercise(#)  Value Realized($)    Exercisable  Unexercisable   Exercisable   Unexercisable
----                --------------  -----------------    -----------  -------------   -----------   -------------

Dean Jernigan                -                  -          120,000       75,000      $2,182,500        $79,687

Karl Haas               10,000          $183,750           40,000        40,000         607,500        74,375

Morris Kriger                -                  -          50,000        25,000         434,375        37,188

Jesse Morgan                 -                  -          50,000         5,000         434,375        15,938

Douglas Chamberlain          -                  -          50,000        22,500         789,375        39,844

(1) Based upon the closing price of the Company Common Stock on the NYSE on December 31, 1997, of $39.9375 per share.

Certain Transactions

         During 1997, $40,011 was paid to Memphis Jet, a company controlled by Mr. Jernigan's wife. The payments represented the reimbursements of Memphis Jet's actual costs incurred for the Company's use of an airplane owned by Memphis Jet. The Board reviews and approves the amounts reimbursed.

         The executive officers of the Company listed in the table below are indebted to the Company for loans to purchase Company Common Stock pursuant to the 1995 Employee Stock Purchase and Loan Plan (the "Stock Purchase and Loan Plan") approved by the shareholders at the 1994 Annual Meeting. The table indicates the largest amount of the indebtedness outstanding since the beginning of fiscal year 1997 and the amount outstanding at December 31, 1997. As provided in the Stock Purchase and Loan Plan, such indebtedness bears interest at rates ranging from 6.2% to 7.0% per annum and is collateralized by the Company Common Stock purchased with the proceeds of such loan.

                               Maximum Indebtedness             Indebtedness at
       Name                    Since January 1, 1997           December 31, 1997
       ----                    ---------------------           -----------------

Dean Jernigan                         $4,754,377                    $4,742,654

Karl Haas                                290,438                       286,515

Morris Kriger                            621,594                       616,976

Jesse Morgan                             629,497                       627,908

Douglas Chamberlain                      580,876                       573,332


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires that the Company's directors and executive officers, and persons that own more than 10% of the Company Common Stock, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of Company Common Stock and other equity securities of the Company. Copies of these reports must be filed with the Company. Based solely on its review of the copies of these reports filed with it, and written representations that no other reports were required, to the Company's knowledge, all reports required by Section 16(a) were timely filed in 1997, except a Form 4 and the Form 5 for Mr. Haas.

Report of the Compensation Committee on Executive Compensation

To Our Shareholders:

         The Board has delegated to the Compensation Committee responsibility for developing and administering programs for compensating the Company's executive officers. The Compensation Committee, which consisted of three non-employee Directors during 1997, believes that the Company's success is attributable in part to the management and leadership efforts of its executive officers. The Company's management team has substantial experience in owning, operating, managing, constructing, developing and acquiring self-storage facilities. The Company intends to maintain compensation policies, plans, and programs which will attract and retain executives who can enhance shareholder value.

         The Compensation Committee determines the compensation for the Chief Executive Officer and reviews and approves the Chief Executive Officer's recommendation of the compensation for other executive officers.

         In evaluating the performance and setting the compensation of the Chief Executive, the Compensation Committee has considered industry compensation levels and the success of the Company in executing and exceeding the expectations of its business plan. The Compensation Committee engaged a compensation consulting firm to review the salary and incentive paid for similar positions in the real estate investment trust industry, and for a peer group of companies, as a means of establishing reasonable levels of base and performance compensation. Based on this review, the Compensation Committee established levels of aggregate compensation that it judged to be approximately equal to the median in the industry. Base compensation was determined primarily with reference to industry data. Performance compensation in the form of bonuses was granted for exceeding the business plan, particularly the 10.3% growth in funds from operations per share, but also the success of the offerings of Company Common Stock and debt securities of the Partnership, and the acquisition and integration of 119 properties during the year.

         Incentive compensation in the form of participation in the Stock Purchase Plan also was granted. The Company's incentive compensation program is designed to attract, motivate and retain executives critical to the long-term success of the Company by promoting the alignment of executive interests and the interests of shareholders. The Compensation Committee intends to use grants of options under the 1993 Omnibus Stock Plan and participation in the Stock Purchase Plan to create long-term incentives by providing the means for executive officers to make a significant personal investment in the Company, thus aligning their interests more closely with the interests of the shareholders.

         The size of the performance and incentive awards was determined based on each recipient's position with the Company and, to a lesser extent, the Compensation Committee's subjective judgment as to the recipient's contribution to the success of the Company. The Chief Executive Officer used the same criteria in establishing recommended base compensation, performance compensation and incentive compensation for the other executive officers. The Compensation Committee reviewed the recommended compensation for such officers, made some modifications after discussion with the Chief Executive Officer and approved the final compensation package.

         Effective January 1, 1994, new Section 162(m) of the Internal Revenue Code placed limits on the deductibility of certain compensation paid to executive officers of the Company. The Compensation Committee does not anticipate that these limitations will affect the Company in fiscal 1998, but will continue to monitor their application and consider appropriate action.

COMPENSATION COMMITTEE

Harry J. Thie, Chairman
John P. McCann
C. Ronald Blankenship
Alan B. Graf, Jr.

Shareholder Return

         The following line graph sets forth a comparison of the percentage change in the cumulative total shareholder return on the Company's Common Stock compared to the cumulative total return of the S&P Stock Index and the National Association of Real Estate Investment Trusts ("NAREIT") Equity REIT Total Return Index for the period March 16, 1994, the date on which trading of the Company's Common Stock commenced, through December 31, 1997.

         The graph assumes that the shares of the Company Common Stock were bought at the Initial Public Offering price of $21.75 per share and that the value of the investment in each of the Company Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends. [The NAREIT Equity REIT Total Return Index, which is only published monthly based on the last closing prices of the preceding month, and the S&P Stock Index have been prorated for the month of March to arrive at the beginning index used in this graph.]

         The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                Performance Graph

                   Comparison of Cumulative Total Return Among
                                Storage USA, Inc.
                       The NAREIT Equity REIT Total Return
                           Index and the S&P 500 Index


                     3/16/94    12/31/94     12/31/95    12/31/96    12/31/97
                     -------    --------     --------    --------    --------
Storage USA           100.00      133.15       168.09      205.15      229.20
S&P 500               100.00      105.33       144.75      177.98      237.39
NAREIT Equity         100.00       99.77       115.01      155.56      187.08

             PROPOSAL TO AMEND THE COMPANY'S 1993 OMNIBUS STOCK PLAN
                                  (Proposal 2)

         The Board of Directors unanimously has approved and recommends amending the Company's 1993 Omnibus Stock Plan (the "Omnibus Stock Plan") to increase the number of shares of Common Stock issuable under the Omnibus Stock Plan from 2,000,000 to 4,000,000. The Company has adopted the Omnibus Stock Plan to attract and provide incentives to officers, key employees and Independent Directors.

Shares Subject to Option; Administration

         The Omnibus Stock Plan, administered by the Compensation Committee, provides for the grant of options to purchase a specified number of Shares ("Options") or grants of shares of Common Stock that are "restricted" for purposes of section 83 of the Internal Revenue Code ("Section 83 Shares"). Under the Omnibus Stock Plan as proposed to be amended, a total of 4,000,000 shares of Common Stock will be available for grant, an increase of 2,000,000 shares. Shares subject to Options that expire unexercised and Section 83 Share grants that are forfeited will be available for new award grants. In the event of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of shares or the like, the Board of Directors, in its discretion, may make such adjustments in the aggregate number and kind of shares reserved for issuance, the number and kind of shares covered by outstanding awards and the exercise prices specified therein as may be determined to be appropriate. As of March 31, 1998, 1,507,064 options for shares of Common Stock have been granted to officers, directors and employees of the Company as NQSOs (as defined below) under the Omnibus Stock Plan. Based on the closing sale price of the Company's Common Stock on the New York Stock Exchange on that date of $38.375, the 1,507,064 shares of Common Stock that would be issuable under the amended Omnibus Stock Plan would have had a market value of $57,833,581.

Eligibility

         Officers, employees and directors of the Company, its subsidiaries or designated affiliates (including SUSA Partnership, L.P., the operating partnership of which the Company is general partner (the "Operating Partnership")) are eligible to participate in the Omnibus Stock Plan, but directors who are not also employees may participate only pursuant to automatic grants of Options and Shares under specified formulas. See "Compensation of Directors," above.

Plan Benefits

         The Options can either be "incentive stock options" that are intended to satisfy the requirements of the Code ("ISOs") or "non-qualified stock options" that are not intended to satisfy such requirements ("NQSOs"); provided, however, that employees of the Operating Partnership and directors who are not also employees of the Company will be eligible only for the grant of NQSOs. The Compensation Committee has the discretion to fix the exercise price of the Options; however, the exercise price for ISOs cannot be less than 100% of fair market value as of the date of grant. The Option exercise price may be satisfied in cash or by exchanging shares of Common Stock owned by the optionee, or a combination of cash and shares. The Company may facilitate the cashless exercise of Options through customary brokerage arrangements. If the exercise price is paid by tendering shares, the Committee in its discretion may grant the optionee a new stock option for the number of shares used to pay the exercise price. Subject to the terms of the Omnibus Stock Plan, the Compensation Committee has broad discretion as to the terms and conditions upon which Options granted shall be exercised. Options have a maximum term of ten years from date of grant. The right of any participant to exercise an Option may not be transferred in any way other than by will or the laws of descent and distribution.

         The Omnibus Stock Plan also permits the Compensation Committee to grant
Section 83 Shares to a participant subject to the terms and conditions imposed by the Compensation Committee. These terms will include a restriction period during which the Section 83 Shares may not be sold, assigned, transferred, pledged or otherwise encumbered and during which such shares are subject to forfeiture if one or more conditions established by the Compensation Committee are not satisfied. Except for such restrictions on transfer and such other restrictions as the Compensation Committee may impose, the participant will have all the rights of a holder of Common Stock as to such Section 83 Shares including the right to vote the shares and the right to receive any cash distributions. The Compensation Committee has broad discretion as to the specific terms and conditions of each award, including applicable rights upon certain terminations of employment.

         The Compensation Committee, in its sole discretion to further the purpose of the Omnibus Stock Plan, may provide for supplemental cash payments or loans to individuals in connection with all or any part of an award under the

Omnibus Stock Plan, provided that in no event shall the amount of any such payment exceed: (i) in the case of an option, the excess of the fair market value of a share on the date of exercise over the option price multiplied by the number of shares for which such an option is exercised, or (ii) in the case of a restricted stock award, the value of the shares and other consideration issued in payment of such award. The Compensation Committee also has the discretion to permit a participant to satisfy such tax withholding obligations, in whole or in part, by having the Company withhold shares for the value equal to the amount of taxes required by law to be withheld.

Change in Control

         If a Change in Control occurs, Options granted that were not previously exercisable and vested will become fully exercisable and vested and all restrictions applicable to any Section 83 Shares will lapse. In general, a Change in Control means (i) the acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person (not with others, whether through the ownership of Common Stock, by contract or otherwise), or (ii) the acquisition, directly or indirectly, of the power to vote more than 20% of the outstanding Common Stock by any person or by two or more persons acting together except an acquisition from the Company or by the Company, the Company's management or a Company-sponsored employee benefit plan, where (x) the term "person" means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government, and (y) customary agreements with or between underwriters and selling group members with respect to a bona fide public offering of Common Stock shall be disregarded for purposes of this definition.

Non-Competition

         Unless the award agreement with respect to any Options or Section 83 Shares provides otherwise, a participant will forfeit all unexercised, unearned and unpaid awards, including awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all accrued interest, if (i) in the opinion of the Compensation Committee, the participant, without the written consent of the Compensation Committee, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in a business or activity competitive with the business conducted by the Company or any of its subsidiaries; or (ii) the participant performs any act or engages in any activity that, in the opinion of the Chief Executive Officer of the Company, is inimical to the best interests of the Company.

Amendment of Omnibus Stock Plan

         The Board of Directors may terminate, amend, modify or suspend the Omnibus Stock Plan at any time, except that the Board of Directors may not, without the authorization of the holders of a majority of the Company's outstanding Common Stock, increase the maximum number of shares that may be issued under the Omnibus Stock Plan (other than the adjustments pursuant to the Omnibus Stock Plan), extend the last date on which awards may be granted under the Omnibus Stock Plan, extend the date on which the Omnibus Stock Plan expires, change the class of persons eligible to receive awards or change the minimum option price. However, no termination, modification, amendment or suspension of the Omnibus Stock Plan may impair the rights of any participant under an award previously granted without the written consent of such participant.

Duration of Omnibus Stock Plan

         Unless it is sooner terminated in accordance with its terms, the Omnibus Stock Plan will remain in effect until all awards thereunder have been satisfied or otherwise terminated, but no award will be granted after December 28, 2003.

Federal Income Tax Consequences

         The Company has been advised by counsel regarding the federal income tax consequences of the Omnibus Stock Plan. No income will be recognized by a participant at the time an option is granted. If the Option is an ISO, no income will be recognized upon the participant's exercise of the Option (although the exercise of an ISO may result in, or increase, an employee's alternative minimum tax). Income will be recognized by an employee when he disposes of shares acquired under an ISO. The exercise of a NQSO generally will be a taxable event that will require the participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price.

         Income will be recognized on account of an award of Restricted Shares when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time, the participant will recognize income equal to the fair market value of the Restricted Shares. Notwithstanding the general rule, a participant may elect to recognize income, equal to the fair market value of the Restricted Shares, as of the date of award.

         The employer (either the Company or a subsidiary) will be entitled to claim a federal income tax deduction on account of the exercise of a NQSO or the vesting of a Restricted Share award. The amount of the deduction will be equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO, except that the employer may claim a federal income tax deduction on account of certain dispositions of ISO stock.

         Income in the amount of such payments will be recognized upon receipt by a participant of any supplemental cash payments made under the Omnibus Stock Plan.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.




       PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (Proposal 3)


         The Company has engaged Coopers & Lybrand L.L.P. as its independent public accountants since September 1993. The Board has selected Coopers & Lybrand L.L.P. as auditors for the fiscal year ended December 31, 1998.
Representatives of Coopers & Lybrand L.L.P. will be present at the meeting to respond to appropriate questions and to make such statements as they may desire.

         The Board unanimously recommends a vote FOR the proposal to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ended December 31, 1998.



      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.



                              SHAREHOLDER PROPOSALS

         Any qualified shareholder willing to make a proposal to be acted upon at the Annual Meeting of Shareholders in 1999 must submit such proposal to be considered by the Company for inclusion in the proxy statement, to the Secretary of the Company at its principal office in Memphis, Tennessee, no later than January 6, 1999.

                               STORAGE USA, INC.
                           Memphis, Tennessee 38103
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    ANNUAL MEETING MAY 6, 1998 CUSIP 861907

     The undersigned hereby appoints Dean Jernigan and Christopher P. Marr and each of their proxies (and if the undersigned is a proxy, as substitute proxies) each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Company held of record by the undersigned on April 2, 1998, at the annual meeting of shareholders to be held at 10:00 a.m. on May 6, 1998, or any adjournment thereof.

     The Board of Directors unanimously recommends a vote "FOR" each of the following proposals


  1. ELECTION OF DIRECTORS
    [ ] FOR all nominees listed below        [ ] WITHHOLD AUTHORITY to vote
        (except as marked to the contrary)       for all nominees listed

C. Ronald Blankenship, Howard P. Calhoun, Alan B. Graf, Jr., Dean Jernigan,
                     Mark Jorgensen, Caroline S. McBride,
               John P. McCann, William D. Sanders, Harry J. Thie

     To withhold authority to vote for any individual nominee, write that name on the line below.


 ------------------------------------------------------------------------------


  2. To approve an amendment to Storage USA, Inc.'s 1993 Omnibus Stock Plan.
                   [ ] FOR      [ ] AGAINST   [ ] ABSTAIN

  3. To ratify the selection of the auditors for the fiscal year ending December 31, 1998.
                  [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                                                   IN THEIR DISCRETION, THE
                                                PROXIES ARE AUTHORIZED TO VOTE
                                                UPON SUCH OTHER BUSINESS AND
                                                MATTERS AS MAY PROPERLY COME
                                                BEFORE THE MEETING OR ANY
                                                ADJOURNMENTS THEREOF.

                                                   Please sign exactly as your
                                                name appears hereon. When
                                                shares are held by joint
                                                tenants, only one of such
                                                persons need sign. When signing
                                                as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full
                                                title as such. If a
                                                corporation, please sign in
                                                full corporate name by the
                                                president or other authorized
                                                officer. If a partnership,
                                                please sign in partnership name
                                                by an authorized person. Please
                                                mark, sign, date and return the
                                                proxy card promptly, using the
                                                enclosed envelope.


                                               --------------------------------
                                                              Signature

                                               Date ----------------------, 1998